EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120763, No. 333-112723, No. 333-110863, No. 333-110864, No. 333-102985 No. 333-87928, No. 333-67530, No. 333-66682 and No. 333-58142) pertaining to the Amended and restated Axis Systems Inc. 1997 Stock Plan, Miscellaneous Stock Option Agreements, 2000 U.S. Share Incentive Plan, as amended, 2000 Israeli Share Option Plan, as amended, 1996 U.S. Stock Option Plan, as amended, 1999 Israeli Share Option Plan, 1997 Israeli Share and Stock Option Incentive Plan and 2000 Employee Share Purchase Plan of Verisity Ltd. of our reports dated March 9, 2005, with respect to the consolidated financial statements of Verisity Ltd., Verisity Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Verisity Ltd., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California

March 9, 2005